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                                                                    EXHIBIT 23.1



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



BioShield Technologies, Inc.
Atlanta, Georgia


We have issued our report dated August 19, 1999, accompanying the financial statements and schedules of BioShield Technologies, Inc. and Subsidiary contained in the Registration Statement and Prospectus on Form SB-2. We hereby consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."


/s/ Grant Thornton, LLP


Atlanta, Georgia
January 24, 2000